Exhibit 3

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                       Names and Addresses of the Managers

                        Citigroup Global Markets Limited
                                Citigroup Centre
                                  Canada Square
                                  Canary Wharf
                                 London E14 5LB
                                 United Kingdom

                             Deutsche Bank AG London
                                Winchester House
                            1 Great Winchester Street
                                 London EC2N 2DB
                                 United Kingdom

                      Banco Bilbao Vizcaya Argentaria S.A.
                     1345 Avenue of the Americas, 45th Floor
                               New York, NY 10105

                   Credit Suisse First Boston (Europe) Limited
                                One Cabot Square
                                 London E14 4QJ
                                 United Kingdom

                   Morgan Stanley & Co. International Limited
                                 25 Cabot Square
                                  Canary Wharf
                                 London E14 4QA
                                 United Kingdom